UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2011

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(415)-946-8828

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement Extension

On June 4, 2011, the Company entered into an Employment Agreement Extension with Brian Hoekstra (“Hoekstra Extension”), the Company’s Chief Executive Officer, which extends his Employment Agreement dated September 4, 2009 to September 4, 2011.

The Hoekstra Extension will be included as an exhibit to Form 10-K for the year ended March 31, 2011.

Departure of Chief Financial Officer

On April 28, 2011, the Company announced its entry into, and substantive terms of, a Separation Agreement with Mark Scott, its Chief Financial Officer. Mr. Scott tendered his resignation with an effective date of June 30, 2011. Pursuant to the separation agreement, the Company may engage Mr. Scott to assist with, among other things, the preparation and filing of the Company’s 2011 Form 10-K.

Additionally, on April 28, 2011, the Company announced its entry into a Consulting Agreement with Greg LeClaire, a Director of the Company, and Mr. LeClaire’s potential appointment as the Company’s Chief Financial Officer upon Mr. Scott’s departure. Mr. LeClaire has decided not to accept the Chief Financial Officer position at this time but will continue to provide consulting services to the Company. Mr. LeClaire will also continue to serve as a Director of the Company.

The Separation and Consulting Agreements will be included as exhibits to the Form 10-K for the year ended March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA GLOBAL, INC.

(Registrant)

Dated: July 11, 2011	By:	/s/ Brian Hoekstra Brian Hoekstra Chief Executive Officer